Investor Information February - March 2024 Exhibit 99.1

2 Table of Contents Topic Page # Profile and Strategy 3-10 Asset / Liability Management 11-19 Fees & Expenses 20-26 Business Segment Highlights 27-31 Loans & Deposits 32-39 Capital, Debt & Liquidity 40-41 Technology & Continuous Improvement 42-46 Credit 47-60 Near-Term Expectations 61 Environmental, Social & Governance 62-63 Bolt-on Acquisitions 64 Appendix & Forward Looking Statements 65-80

3 Line of business coverage Alabama – 186 Georgia – 117 Iowa – 5 Mississippi – 99 South Carolina – 18 Arkansas – 57 Illinois – 41 Kentucky – 9 Missouri – 49 Tennessee – 198 Florida – 272 Indiana – 40 Louisiana – 82 North Carolina – 7 Texas – 90 Ranked 19th in the U.S. in total deposits(1) Branch locations by state(2) Our Banking Franchise Birmingham, Alabama (1) Source: S&P Capital IQ as of 6/30/2023; pro-forma for announced M&A transactions as of 1/26/2024. The green shaded states represent Regions' 15-state branch footprint. (2) Total branches as of 12/31/2023. First Sterling Ascentium Captial Business Capital Capital Markets Commercial Banking Corporate Banking Equipment Finance Government/Institutional Institutional Services Private Wealth Real Estate Specialized Industries EnerBank

4 CCAR Loan Loss Rate Profile Evolution Improved Credit Risk Profile Continuous Improvement Proactive Interest Rate Hedging Exited Non-Core Business Strategic M&A Top Quartile Profitability $24 $9 2008 2023 Investor CRE ($ in billions) 8.1% 6.9% 2012 2022 Customer Journeys Organization Simplification Revenue Growth Efficiency Improvements ~550 bps improvement in efficiency ratio 2016 to 2023 while improving Associate Engagement(1) • Hedge program introduced in 2017/2018 to protect NIM against falling interest rates was highly effective • New actions taken in 2022 and 2023 to protect NIM if rates decrease now fully active 9.0% 21.9% 2015 RF ROATCE Indirect Auto 2012 2018 2019 2022 2023 Peers(2) (1) Gallup (2) Source: S&P Capital IQ; peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Bottom Quartile Median Top Quartile 13.9% 16.4% 17.2% Sold $1.2B Unsecured Consumer Loan Portfolio 2023 Sold $300M of Consumer Exit Portfolio

5 Top Market Share Plays valuable role in the competitive landscape (1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2023; pro-forma for announced M&A transactions as of 1/26/2024. (2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2023 FDIC deposit data of 20% or more. Markets with top 5 market share(1) MSAs Non-MSA counties • Ranked 19th in the U.S. in total deposits(1) • 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas • Top 5 or better market share in ~70% of MSAs across 15-state footprint(1) • Greater than 2/3 of deposits in markets without a significant money center bank presence(2) • High growth markets benefiting from population and business growth: • Florida • Georgia • Texas • Tennessee

6 Strong In-Market Migration Converted legacy core markets into growth markets Serving Fast-Growing MSAs Deposits Market Rank(1) Nashville, Tennessee $10.0 3 Tampa, Florida $6.5 5 Atlanta, Georgia $5.8 7 Orlando, Florida $2.7 6 Knoxville, Tennessee $2.7 3 Huntsville, Alabama $2.7 1 Dallas/Ft Worth, Texas $2.1 21 Houston, Texas $2.1 16 Little Rock, AR $2.1 7 Chattanooga, TN $1.7 4 Indianapolis, Indiana $1.7 13 Pensacola, Florida $1.6 2 Daphne, AL $1.4 1 Destin, FL $1.3 1 Jacksonville, FL $1.1 8 National average: 2.4% '24-'29 Population Growth(1) 15 of Regions' top 25(1) MSAs are projected to grow faster than the U.S. national average (1) Source: S&P Capital IQ. Top 25 markets as defined by deposit dollars - FDIC 6/30/2023. Pro-forma for announced M&A transactions as of 1/26/2024. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Postal Service (for moves from January 2021 - December 2022). (3) Source: U.S. Bureau of Labor Statistics. 18 of top 25 U.S. markets with net migration inflows are within Regions' footprint(2) Regions' deposit weighted population growth by MSA for 2024-2029 is 3.3% vs. national average of 2.4%(1) Unemployment rates in 7 of our top 8 deposit states remain below the national average(3)

7 Regions Receives Top Honors Regions Bank was recognized as a 2024 Silver Status Military Friendly and Military Spouse Friendly Employer Regions Bank earned the Great Place to Work-Certified™ Company designation based on associates' perceptions of their workplace experience Nine Years Strong: Regions Bank Again Named Gallup Exceptional Workplace Award Winner in 2023 For the third consecutive year, Regions Bank was named a Best Place to Work for Disability Inclusion by the American Association for People with Disabilities and Disability Equality Index Regions Financial named one of America’s most JUST Companies for third consecutive year The US Small Business Administration Office of International Trade selected Regions as a 2023 Export Lender of the Year Regions Bank is the highest- ranked bank on Forbes' 2024 list of Top 300 companies for customer service. Regions Investment Management has once again been recognized by Pensions & Investments with the 2023 Best Places to Work in Money Management award.

8 2023 Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 4Q23 FY23 Reported Adjusted(1) Reported Adjusted(1) Net Income Available to Common Shareholders $367M $2.0B Diluted Earnings Per Share $0.39 $2.11 Total Revenue $1.8B $1.8B $7.6B $7.6B Non-Interest Expense $1.2B $1.0B $4.4B 4.3B Pre-Tax Pre-Provision Income(1) $626M $774M $3.2B $3.3B Efficiency Ratio 65.0% 56.9% 57.9% 55.9% Net-Charge Offs / Avg Loans 0.54% 0.39% 0.40% 0.37% Highlights • Record FY pre-tax pre-provision income(1) of $3.2B • Top FY ROATCE(1) in the peer group of 21.9% (15.9% ex. AOCI) • Enhanced credit and interest rate risk management processes and platforms; Continued focus on disciplined capital allocation and risk-adjusted returns • Continue to benefit from loyal customer base, attractive footprint generating strong & diverse balance sheet with solid capital, robust liquidity and prudent credit risk management • Proactive hedging strategies to position Regions for success in an array of economic conditions • Confident about Regions' positioning heading into 2024

9 Regions' Consistent Outperformance Adjusted PPI(1) Less Net Charge-offs to RWA(2) Regions' earnings, including credit costs, have been top quartile vs peers since 2019 1.96% 1.98% 2.30% 2.47% 2.31% 1.95% 1.78% 1.89% 1.96% 1.73% RF Peer Median 2019 2020 2021 2022 2023 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of the 4 quarterly disclosed amounts for each year (some peers are estimated in the current quarter). Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

10 ROATCE: Industry Leading Performance 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 21.9% 12.0% 11.0% 12.0% 17.0% 14.7% 8.5% 16.5% 19.3% 16.4% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 2023 ROATCE Performance Trend vs. Peers(1) (1) Non-GAAP; see Appendix for reconciliation. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. The 2018 ROATCE for Regions was 15.6% excluding a $191M after-tax benefit from discontinued operations primarily related to a gain from the sale of Regions Insurance Group. Other historical periods were also impacted by discontinued operations but to an immaterial extent. RF's 2023, 2022 and 2021 ROATCE excluding AOCI (non-GAAP) was 15.91%, 19.61% and 22.85%, respectively. Rank: 1 Rank: 1 Rank: 1

11 4.52% 4.69% 4.15% 4.11% 4.07% 4.15% 4.53% 5.05% 5.68% 5.94% 5.91% 5.92%4.59% 4.79% 3.88% 3.61% 3.41% 3.64% 4.29% 5.10% 5.54% 5.81% 6.07% 6.20% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Consistent NIM Outperformance Aided by hedged loan yield & deposit advantage (1) Source: S&P Capital IQ. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Net Interest Margin vs. Peers(1) 3.48% 3.45% 3.21% 2.85% 2.85% 3.06% 3.53% 3.99% 4.22% 4.04% 3.73% 3.60% 3.38% 3.31% 2.89% 2.72% 2.60% 2.89% 3.25% 3.52% 3.33% 3.10% 2.98% 2.91% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Loan Yield vs. Peers(1) • Regions' naturally asset sensitive balance sheet mix and funding advantage consistently produces above peer median net interest margin • Under elevated rate environment, deposit cost stability leads to margin outperformance • Under lower rates, the hedging strategy protects the funding advantage, effectuated through a more stable loan yield 0.26% 0.47% 0.16% 0.05% 0.04% 0.06% 0.15% 0.34% 0.56% 0.83% 1.16% 1.41% 0.49% 0.73% 0.22% 0.04% 0.03% 0.07% 0.25% 0.66% 1.12% 1.51% 1.91% 2.08% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Deposit Costs vs. Peers(1)

NII & Margin Performance

GENERATING Consistent Sustainable Long-term Performance

FTE NII and NIM

($ in millions)



$1,414
3.99%
$1,304
3.73%
$1,244
3.60%
4Q22
3Q23
4Q23
NII
NIM

NII Attribution



$1,291
$1,231
3Q23
Deposit Cost/Mix(1)
Hedges
Market Rates(2)
Lease Yield Adj. (3Q)
Other(3)
4Q23

	Deposit Cost/Mix[1]	Hedges	Market Rates[2]	Lease Yield Adj. (3Q)	Other[3]	4Q23
NII	-$66M	-$24M	+$18M	+$8M	+$4M	-$60M
NIM	-19bps	-7bps	+5bps	+2bps	+6bps	-13bps

Drivers of NII and NIM

- NII -$60M, or -4.6% QoQ; NIM -13bps to 3.60%
- Elevated long-term interest rates increase new production fixed-rate asset yields
  - Added $500M to securities balance
- Deposit mix and pricing normalization
  - 4Q deposit cost = 1.41%
  - 4Q interest-bearing deposit cost = 2.14% (39% cycle-to-date beta)
- Beginning of active period on $3B of previously added, forward starting hedges (receive rate 2.89%) reduces NII in the current rate environment; minimizes NII volatility to future rate moves

NII Range and Assumptions for 2024[4]

- NII and NIM to decline from deposit cost normalization and forward starting swaps, offset by asset turnover at elevated rate levels 2024 NII expected to stabilize over the first half of the year and grow over the back half of the year
  - 1Q24 NII expected to decline 3-5% vs 4Q23
  - 2024 NII expected to be $4.7-$4.8B2024 NIM expected to be ~3.50%
- Assumes rising rate interest-bearing deposit beta peaks in the ~mid-40s; falling rate beta ~mid-30s in 2024

(1) Deposit impacts include the increase in deposit interest expense, offset by lower wholesale borrowings costs due to deposit funding growth. (2) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; securities premium amortization net discount accretion lower vs 3Q at $17M. (3) Other includes the unsecured consumer portfolio loan sale, credit interest recoveries, loan fees, and lower cash balances. (4) Expectations assume stable or lower short-term interest rates; flat long-term rate held at 12/31/2023 levels.

REGIONS 12

2024 NII Range and Assumptions

"Neutral" interest rate risk position; NII performance will depend mostly on deposit dynamics

GENERATING Consistent Sustainable Long-term Performance

2024 NII[1] Performance Range[2]

$4.8 Billion

Upper End

- Easing fed funds rate and steeper yield curve
- Falling rate deposit beta consistent with rising rate cycle (~45% beta)
- Accelerating loan and deposit growth later in year

$4.7 Billion

Lower End

- Stable or easing fed funds rate with flatter yield curve
- Less responsive deposit rates if market rates fall (~25% beta)
- Modest loan and deposit growth later in year

NII Sensitivity to Interest Rates

- Through hedging, managed NII sensitivity to be *mostly neutral* to changes in interest rates late in the cycle
  - *Sensitivity to short-term rates*: given mostly neutral position, more or less fed funds cuts will not be a material driver of NII variability within the range; assume mid-30%s falling rate interest-bearing deposit beta
  - *Sensitivity to middle/long-term rates*: remain modestly asset sensitive due to $12-14B in fixed rate loan production & securities reinvestment per year
- Reduction in NII sensitivity over past year from deposit repricing/remixing and forward starting hedges becoming active

(1) NII represents non-FTE Net Interest Income
(2) Range assumes long-end of the yield curve does not deviate materially from year-end 2023 levels and that low-cost deposit runoff remains in the -$2 billion to -$3 billion range

REGIONS 13

Balance Sheet Profile

(As of December 31, 2023)

GENERATING **Consistent Sustainable Long-term Performance**

- Balance sheet position naturally benefits from higher interest rates (i.e. *asset sensitive*), supported by
    - Large floating rate loan mix
    - Large, stable deposit base as evidenced over multiple rate cycles
- Fixed-rate securities and receive-fixed hedges insulate the natural interest rate sensitivity in the balance sheet
- Current interest rate risk profile is ***mostly neutral*** to changes in market interest rates
    - 2.6 year asset duration
    - 2.8 year liability duration

Portfolio Compositions



Assets[1]
Other 13%
Cash 3%
Securities 19%
$152B
Loans 65%
Loans[2][3]
Fixed Hedges 18%
$98B
Floating 36%
Fixed (ex Hedges) 46%
Liabilities & Equity
Borrowings 2%
Other 3%
Equity 11%
$152B
Deposits 84%
Deposits
Time 12%
NIB 33%
$128B
IB 55%
Wholesale Borrowings[2]
Fixed 40%
$2B
Floating 60%

(1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Including spot starting balance sheet hedges as of 12/31/23; forward starting derivatives excluded. Forward starting derivatives will all become active in during 1Q24, expecting to move fixed rate loan mix from 64% to between 65% and 70%. There are no BSBY derivatives in hedge accounting strategies. (3) ARM mortgage loans are included as floating rate loans.

REGIONS 14

Balance Sheet Positioning Advantage

GENERATING
Consistent Sustainable
Long-term Performance

Strong deposit franchise and funding position provide an opportunity for flexibility and margin outperformance in an evolving rate environment

Loan-to-Deposit Ratio



Peer Median: 79%
93%
86%
82%
82%
81%
81%
79%
78%
77%
77%
77%
76%
73%
69%
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
RF
Peer 11
Peer 12
Peer 13

Borrowings to Earning Assets(1)



Peer Median: 8%
15%
14%
13%
12%
11%
10%
8%
7%
7%
6%
5%
4%
4%
2%
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
RF

Non-interest Bearing to Total Deposits Ratio



Peer Median: 26%
42%
37%
35%
33%
30%
28%
26%
26%
25%
24%
21%
21%
20%
18%
Peer 1
Peer 2
Peer 3
RF
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13

Total Liability Cost (%)



Peer Median: 2.40%
2.58
2.55
2.53
2.48
2.43
2.42
2.40
2.35
2.34
2.27
2.22
2.20
1.95
1.52
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
RF

(1) RF's calc utilizes cash at the Fed and excludes unrealized gain/loss on AFS securities from earning assets.
**All balances are ending as of 12/31/23; Source: SEC reporting; Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, and ZION.

REGIONS 15

16 • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles • Consistent rate seeking behavior across the last two cycles; full cycle beta driven by magnitude of Fed tightening and duration of tightening cycle • Regions anticipates meaningful outperformance compared to the peer beta through the current rising rate cycle, with the ability to reprice deposits lower if market rates decline in 2024 2.50% 5.50% 0.82% 2.14%1.03% 2.90% Fed Funds RF IB Deposit Cost Peer Median 4Q 15 2Q 16 4Q 16 2Q 17 4Q 17 2Q 18 4Q 18 2Q 19 4Q 19 2Q 20 4Q 20 2Q 21 4Q 21 2Q 22 4Q 22 2Q 23 4Q 23 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 59% 35% 54% 55% 29% 39% Peer Median RF '04-'07 Cycle '15-'19 Cycle Current Cycle 0% 25% 50% 75% (1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) Current cycle 4Q21 through 4Q23. (3) Balance changes cover 4Q19 to 4Q23. Balances have been adjusted for merger & acquisition activity: CFG, FHN, HBAN, MTB, PNC, USB. Other peers include CMA, FITB, HWC, KEY, SNV, TFC, ZION. Total deposit yield is as of 4Q23. Peer median excludes RF. Source: SEC reporting. Regions' Deposit Advantage Deposit Pricing Outperformance Expected to Persist Interest-bearing Deposit Costs(1) Full Rising Rate Cycle Interest-bearing Deposit Betas(2) Long-term Deposit Growth and Current Deposit Costs(3) IB D ep os it Y ie ld EOP Total Deposit Growth To ta l D ep os it Y ie ld ( %) 10% 20% 30% 40% 1.00 1.50 2.00 2.50 3.00 RF Peer Median Above industry growth with meaningfully lower cost (worth ~60bps of NIM)

Barbelled Interest-bearing Deposit Mix

GENERATING Consistent Sustainable Long-term Performance

- ***Composition of deposit book affords ability to maintain cost advantage if rates decline***
- ***When combined with hedges, creates a well protected margin in the 3.50% range***

Interest-bearing Deposits: $85B
(labels represent % of IB Deposits)

Market Priced & CD Maturities(1)	Mid-Beta / Mid-Cost(2)	Low-Beta / Low-Cost(3)



% of 2023 Ending Interest Bearing Deposits
Time Deposits
All Other Interest-Bearing Deposits
34%
20%
46%

Market Priced & CD Maturities
- Accounts expected to reprice with market rates, plus near term CD maturities (incl. indexed deposits)
- ~75% of CDs reprice by year-end 2024 (50% by mid-year)
- Beta in falling rates: 80%-100%

Mid-Beta / Mid-Cost
- Accounts with an intermediate rate
- Beta in falling rates: 20-30%

Low-Beta / Low-Cost
- Mostly Consumer/Wealth low rate stable accounts with small account size & customer longevity
  - $13K avg account balance
  - Avg acct open for 14.5 yrs
- Beta in falling rates: 0-10%

(1) Includes deposits with a rate above 400bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 400bps are included in this cohort (2) Comprised of deposits with a rate between 100-400bps and time deposits maturing in the next 6 to 12 months (3) Includes deposits with a rate below 100bps and time deposits with a remaining maturity of more than 12 months

REGIONS 17

Hedging Strategy Update

GENERATING
Consistent Sustainable
Long-term Performance

Hedging helps create a mostly "neutral" interest rate risk position with a well-protected margin in 3.50% range

Cash Flow Hedge Notional[1]

(Quarterly Avg)


Swaps
Collars

(Annual Avg)



as of 12/31/2023	4Q23	1Q24	2Q24	3Q24	4Q24	2024	2025	2026	2027	2028	2029
Swap Notional - 3Q23	$18.0B	$21.0B	$21.1B	$20.1B	$19.5B	$20.4B	$19.0B	$16.7B	$12.2B	$6.4B	$0.4B
4Q23 Swap Changes	-	-	-	-	-	-	-	-	-	+$0.2B	+$0.3B
Swap Notional - 4Q23	**$18.0B**	**$21.0B**	**$21.1B**	**$20.1B**	**$19.5B**	**$20.4B**	**$19.0B**	**$16.7B**	**$12.2B**	**$6.6B**	**$0.6B**
Swap Receive Rate[1]		**2.89%**	**2.89%**	**2.83%**	**2.85%**	**2.86%**	**2.92%**	**2.94%**	**2.94%**	**3.00%**	**3.35%**
Collar Notional[2]		**$0.5B**	**$0.5B**	**$1.5B**	**$1.5B**	**$1.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$1.0B**	**$0.0B**

4Q 2023 Activity

Cash Flow Hedging - Added protection in outer years

- Added $250M in forward-starting (Jan '28), 3-year receive-fixed swaps (3.26%)

Fair Value Hedging - Opportunistically adjusted net interest income sensitivity

- Added $1.2B in 14-month pay-fixed swaps against AFS securities (4.9%)
- Added $252M in 12-month receive-fixed swaps against time deposits (4.9%)

1Q 2024 Activity (Executed)

Cash Flow Hedging - Terminated $500M in receive-fixed swaps (2.86%) originally maturing Jan '25

Fair Value Swaps[1]

	Notional	Fixed Rate	Maturity
AFS Securities[3]	$1.3B	4.8%	1.4 years
Debt[3]	$1.4B	0.6%	2.8 years
Time Deposits[3]	$.3B	4.9%	1 year

(1) Floating rate leg of swaps vs overnight SOFR. No BSBY exposure in hedge accounting strategies. (2) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (3) Fair value hedges on securities pay fixed; fair value hedges on debt and time deposits receive fixed.

REGIONS 18

Securities Portfolio

Provides downside rate protection/liquidity

GENERATING Consistent Sustainable Long-term Performance

- Portfolio constructed to protect against changes in market rates
  - Duration is fully extended at ~4.5 years as of 12/31/2023; provides offset to long-duration deposit book
  - ~39% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs)
  - MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations
- 96% US Government or Agency guaranteed
  - $1.1B high quality, investment grade corporate bond portfolio is short-dated (1.9 year duration) and well diversified across sectors and issuers
  - The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties
- 97% classified as Available-for-Sale
- Reinvested all paydowns within the quarter and opportunistically added $500M to the portfolio given attractive rate and spread levels
- In Q4, purchases were accretive to portfolio yield by ~3.20% vs paydowns/maturities
- Pre-Tax unrealized losses on AFS Securities expected to decline ~20% by year end 2024 and ~39% by year end 2025[2]

Securities portfolio composition[1]



Corporate Bonds 4%
Agency/UST 8%
Non-Agency CMBS —%
Agency CMBS 27%
$28.9B
Agency MBS 61%

Pre-Tax AFS Unrealized Losses[2]

% Represents Cumulative Decline



$—
$(1)
$(2)
$(3)
-20%
-39%
-58%
12/31/23
YE 2024
YE 2025
YE 2026

REGIONS 19

(1) Includes AFS securities, the $2.8B unrealized AFS loss, and $762M HTM securities as of 12/31/2023 (excludes $46.2M unrealized HTM loss)
(2) $ in Billions. Estimated, using market forward interest rates and the portfolio as of 12/31/2023.

20 Adj. Non-Interest Income $550 $567 $581 4Q22 3Q23 4Q23 Change vs ($ in millions) 4Q23 3Q23 4Q22 Service charges $143 0.7% (5.9)% Card and ATM fees 127 0.8% (2.3)% Capital markets (Ex CVA/DVA) 53 (20.9)% (26.4)% Capital markets - CVA/DVA (5) (66.7)% 54.5% Wealth management income 117 4.5% 8.3% Mortgage income 31 10.7% 29.2% Non-Interest Income (1) Non-GAAP; see appendix for reconciliation. • NIR increased ~2% on both a reported and adjusted(1) basis as a decline in capital markets was offset by modest increases in most other categories • Mortgage income increased ~11% driven by higher servicing income associated with bulk purchase of MSR in 3Q23 • Service charges increased ~1%; Treasury Management revenue grew ~1% in 4Q delivering another record year in 2023 • Total capital markets income decreased ~25%; Ex. CVA/DVA decreased ~21% driven by lower RECM and M&A • Wealth Management income increased ~4% in 4Q mainly driven by production and market impacts; delivering another record year in 2023 • Expect full-year 2024 adjusted non- interest income to be $2.3 -$2.4B Non-Interest Income $600 $566 $580 4Q22 3Q23 4Q23 ($ in millions) ($ in millions) (1) QoQ Highlights & Outlook

21 Consumer 46% Wealth Management 21% Corporate 33% 4Q23 fee revenue by segment(1) Diversified Non-Interest Income ($ in millions) • Consumer fee income categories include service charges on deposit accounts, card and ATM fees, and mortgage income generated through origination and servicing of residential mortgages Consumer Wealth Management • Wealth Management offers individuals, businesses, governmental institutions and non-profit entities a wide range of solutions to help protect, grow and transfer wealth • Fee offerings include trust and investment management, asset management, retirement and savings solutions and estate planning Corporate • Corporate fee income categories include capital markets and treasury management activities • Capital markets activities include capital raising, advisory and M&A services and mitigating risk with rate, commodity and foreign exchange products • Treasury management activities focus on delivering traditional cash management services, commercial card, and global trade products to client $580M (1) Pie %'s exclude the non-interest income from the Other Segment totaling $14 million.

22 Capital Markets Growing products & services that our clients value Our associates delivered results • Interest rates and a selective credit approach impacted transaction revenue generation for most products in 2023; including a CVA/DVA impact of ($50M) for the year • Capital Markets Income (ex. CVA/DVA) $272M in FY 2023 • Real Estate Capital Markets revenue up 13% vs 2022, driven primarily by Fannie Mae conventional production • M&A 2023 FY revenue down 35% vs. 2022 FY given market challenges • 2H24 outlook is positive given expected improvement in rates Capital markets is an umbrella over capital raising, risk management, and advisory services Capital Markets Product Solutions Real Estate • Multifamily loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution ◦ CMBS • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Debt & Capital • Loan syndication • Sponsor coverage • Loan sales & trading • Public and private capital raising Structured Products • Asset backed loan warehousing & fixed income underwriting • Private equity subscription lines Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Annual Revenue(1)(2) Mergers & Acquisitions • M&A Advisory Services (1) Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other". (2) Decline in 2019 & 2023 revenue was due to market conditions impacting M&A, Derivatives, Syndications, and CVA/DVA. $73 $104 $152 $161 $202 $178 $275 $331 $339 $222 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

Treasury Management

GENERATING **Consistent Sustainable Long-term Performance**

Enabling our clients to optimize cash flow and manage risk with a comprehensive & competitive suite of Treasury Management solutions

Steadily Growing our Treasury Management Business

Delivered another record year in 2023

- **+8%** Treasury Management Revenue[1]
- **+6%** Portfolio of Treasury Management Clients[2]
- **+3%** Digital, Payment & Integrated Services Revenue[3]
- **+19%** Global Trade Services Dollar Volume[4]

Earning Recognition for Excellence in Global Trade Finance

- EX-IM 2022 Deal of the Year
- Lender of the Year (2021)
- Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing

- Export Working Capital Lender of the Year (2022 & 2019)
- #1 SBA Export Lender for 4 Consecutive Years
- Export Working Capital Preferred Lender

Continually Investing in Technology & Talent

- Expanding client access via **enhanced digital solutions** and **expanded self-service capabilities**
- Providing additional **online and mobile functionality**
- Launching new **cash flow management tools** and leveraging **APIs**, including new **secure connectivity tools for companies' enterprise systems**
- Enhancing **fraud mitigation** resources
- Simplifying **business travel management** with new Commercial Pay solution
- Adding **Treasury Management sales talent** in core & expansion markets as well as product & support functions
- Expanding support for subsidiaries of international corporations operating in the U.S. by launching the **International Subsidiaries Banking group**

REGIONS 23

(1) YTD Treasury Management Revenue Growth, December '22 to December '23. (2) YoY Client Growth, December '22 to December '23. (3) YoY Digital, Payments & Integrated Revenue, December '22 to December '23. (4) YoY Trade Services Dollar Volume Growth, December '22 to December '23.

Deposit Account Policy Changes

Providing customers capabilities to be more financially sound

GENERATING
Consistent Sustainable
Long-term Performance

Adjusted Non-Interest Income[1][2]

($ in millions)



$2,109
$2,259
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

- The enactment of Regulation E and debit interchange legislation post GFC had a combined ~$300M negative impact on Regions' fee income
- Overdraft fees have further declined over $240M since 2011 while total adjusted NIR increased $150M over that same time period by growing & diversifying revenue through expanded fee-based services including:
  - Mortgage
  - Capital markets
  - Treasury management
  - Wealth management
  - Card & ATM
- Track record of consistent non-interest income growth post GFC

NSF/OD Policy Changes 2022-Current

Regions is committed to making banking easier for our customers.

Implemented[3] and Pending Changes:

- ✓ *1Q22*-Eliminate overdraft protection transfer fees
- ✓ *2Q22*-Reduce daily cap for overdraft occurrences to 3
- ✓ *2Q22*-Eliminate all NSF fees
- ✓ *3Q22*-Early access to direct deposit
- ✓ *3Q22*-Small dollar LOC available for qualifying customers
- ✓ *2Q23*-Implemented 24hr Grace period for OD fees
- Evaluating CFPB proposed rule on Overdraft Fees (comment period ending Apr 1, 2024)

Regions has made significant changes and upgrades while continuing to provide clients with resources needed to succeed in managing their finances.

Enhancements

- Expansion of alert capabilities
- Enhanced available balance views in digital channels
- Intraday visibility of checks cleared

Product Features

- Bank On certified Now Checking account
- Customer education tools
- New MyGreenInsights personal financial money management tool
- External transfer capabilities in mobile

(1) Non-GAAP; see appendix for reconciliation. (2) 2011-2013 adj. NIR was not restated to exclude Regions Insurance revenue, which was moved to discontinued operations after 2018 divestiture. (3) For specific account details and eligibility requirements see "Regions Bank Announces New Steps to Reduce Overdraft Charges, Eliminate Non-Sufficient Funds Fees" press release dated January 19, 2022, and "Regions Bank Gives Customers More Time To Avoid Overdrafts" press release dated June 15, 2023.

REGIONS 24

25 Mortgage Remains a key component of fee revenue (1) Mortgage Bankers Association – December 2023 (2) Includes residential owned portfolio and serviced for others (3) MBA Stratmor Mortgage Income ($ in millions) Strong Performance Industry-Leading Low-Cost Servicer Delivery Efficiency • Mortgage Income: $31M 4Q23; $109M FY 2023 • Portfolio 757 Avg. FICO | 53% current LTV • $353K Avg. Loan Size • Production exceeds market in percentage of purchase production volume at 91% in 4Q vs 81% for the industry(1) • $82B servicing portfolio(2) as of 4Q23 with capacity to grow to $100B+ • $6.2B in MSRs acquired in 3Q23 bulk purchase • Importance of Scale: Servicing fees help offset production in elevated rate cycles • Servicing expense 15% lower than peer average(3) • 37% lower origination and fulfillment cost than peer average(3) • Omnichannel capabilities & partnership with retail bank create competitive advantage $137 $163 $333 $242 $156 $109 Production Revenue Servicing and MSR/Hedge Revenue 2018 2019 2020 2021 2022 2023

Non-Interest Expense

GENERATING Consistent Sustainable Long-term Performance



Non-Interest Expense
($ in millions)
$1,017
$1,093
$1,185
50.5%
58.5%
65.0%
4Q22
3Q23
4Q23
Non-interest expense
Efficiency ratio



Adj. Non-Interest Expense(1)
($ in millions)
$1,012
$1,089
$53
$1,038
51.6%
58.2%
56.9%
4Q22
3Q23
4Q23
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)



Adj. Non-Interest Expense(1)(2)(3)
($ in millions)
3.3% CAGR
3,387
3,419
3,434
3,443
3,541
3,698
3,886
4,262
$135
2016
2017
2018
2019
2020
2021
2022
2023
Adjusted non-interest expense
Incremental Operational Lossess

QoQ Highlights & Outlook

- NIE increased ~8% on a reported basis including $119M FDIC special assessment and $28M in severance-related costs but decreased ~5% on an adjusted basis[1] driven by lower operational losses
  - 2024 operational losses are expected to be ~$100M[4]
- Salaries & benefits increased ~3% driven by increased severance-related costs partially offset by lower incentive compensation and reduced headcount
- Other NIE includes a $10M pension settlement charge in 4Q vs. a $7M charge in 3Q
- Committed to prudent expense management focusing on largest categories- S&B, occupancy and vendor spend; Expect full-year 2024 adjusted NIE to be ~$4.1B

(1) Non-GAAP; see appendix for reconciliation. (2) Adjusted NIE in 2020-2022 were impacted by 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors. (3) Excluding incremental operational losses in 2023, CAGR would be 2.9%. (4) Included in 2024 FY adjusted NIE guidance.

REGIONS 26

27 48% 45% 7% 63% 35% 2% 29% 63% 6% 2% $626M $98B $126B 4Q23 Pre-tax pre- provision income(1) 4Q23 Average deposits 4Q23 Average loans (1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling ($142) million. The Other Segment consists primarily of unallocated Treasury functions (securities portfolio and wholesale funding activities), as well as certain reconciling items necessary to translate management accounting practices into consolidated results. Business Segments Consumer Corporate Wealth Management Other

Investments in Our Businesses

GENERATING Consistent Sustainable Long-term Performance

Investments in talent, technology and strategic acquisitions continue to pay off

CORPORATE

Acquisitions remain well-positioned for revenue synergies: FY23 Clearsight fees up 15%; FY23 Real Estate Capital Markets revenue up 13%; Ascentium Capital steadfastly focused on growing cross-sell opportunities

New Franchise Lending unit closed loan volume at 205% of year-end goal; New International Subsidiaries Group expanded support for in-footprint international companies

Steady growth in first year of New Markets Tax Credit platform with $123M of NMTC allocation closed

Proactive outreach involving Treasury Management solutions & fraud mitigation tools to ensure client soundness; FY TM revenue increased 8%

Continued investment in modernizing Sales, Lending, Treasury/Cash Management, Embedded Finance, & Client-Facing Digital platforms

CONSUMER

Industry leading Customer Satisfaction

1st in VISA Power Score for 39 consecutive quarters on Debit

Mobile app improvements: budget planning tools & external transfer functionality; 4Q23 Mobile users increased 6.8% YoY

EnerBank net promoter score of 70, ranks highest among competitors; Continue focus on onboarding quality contractors

Increased marketing in strategic growth markets; Sponsorship of Nashville Predators

$10.9B in MSR acquisition and flow completed in 2023

Continue to grow primary consumer checking accounts & deepen customer relationships; Avg balance of new checking customers higher than pre-pandemic new account vintages by 10-15%

WEALTH

Total Wealth Management Relationship growth of 7.8%(1)

Investment Management & Trust Fee income and Investment Services fee income up 8% YoY; 2023 was another record year

Awarded for 3rd time as *Best Places to Work* by Pension and Investments Magazine; Continue to build, retain & develop the right associates

Continued strength in PWM client loyalty and satisfaction with 86% of clients rating their primary advisor with 5 stars

Launched Regions Wealth Visa® Signature Credit Card with competitive features to address gap in PWM credit product offering & continue to deepen relationships

REGIONS 28

(1) Total Wealth Management Relationships as of Nov '23 vs Dec '22

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING Consistent Sustainable Long-term Performance

Continuing to Deliver Strong Results

Credit Card new high quality production increased 19% year-over-year through disciplined marketing optimization and intentional branch partnership

Prudent Consumer Expense Management, 7% lower than 3Q23

Industry leading deposit costs driven by a continued focus on preserving advantageous deposit mix

4Q23 Avg. Loan Growth of 4.6%, year-over-year, and flat vs 3Q23

Delivering Solid Customer Satisfaction & Loyalty

Regions Bank is the highest-rated bank in Forbes' newest list of the top 300 U.S. companies for customer service

#1 for payment volume and transactions through 3Q23 for new accounts and total accounts per Visa power score

Top-quartile in customer loyalty per Gallup

4.8 out of 5 Mobile app rating[(1)]

Delivered more than 855K Greenprint personalized financial plans through 2023, with the goals of deepening customer relationships & providing additional solutions based on customer needs

Strategic Investments Across The Business

Mobile capabilities including New MyGreenInsights personal financial money management tool and external transfer capabilities

SMS personalized engagement tool

Digital overdraft Grace feature including Mobile notifications

Expansion of Credit Card product offerings with the launch of a Wealth Card

Underbanked segment enhancements for Explore Card and new strategic partnership

(1) iOS app store rating

REGIONS 29

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING Consistent Sustainable Long-term Performance

SOUNDNESS

Active credit risk and portfolio management remains a top priority

Net charge-offs down YoY (18 bps for 2023)
- Core Business 13bps
- Ascentium 162bps

$0 Net charge-offs in Commercial Real Estate, a portfolio that represents 15.9% of total loan exposure:
- **Office** 1.5% of total loan exposure
- **Multifamily** 4.1% total loan exposure

Leveraged lending portfolio is $3B and is 4.7% of total loan exposure

Enhancing client soundness with **fraud mitigation** solutions and education

PROFITABILITY

Growing Revenue +2% vs the prior year(ex. CVA/DVA) driven by higher interest rates and growth in Treasury Management

Broad Based Loan Growth of +8% vs the prior year, with most new commitments coming from existing clients

Treasury Management Revenue grew 8% YTD[1], achieving a new record driven by client base growth of 6%[2]

Client Liquidity is up vs YE22, driven by growth in both on balance sheet and off balance sheet options in 4Q23

Non Interest Expense focus in a low growth environment

GROWTH

Leading with a cash-flow first mindset is a core objective

Over **3,000 client conversations per week** focused on optimizing full cash conversion cycle around the balance sheet

Efforts to execute against the **Regions360 relationship deepening strategy** produced a 4.9% annual gain in R360 qualified clients

Identifying cash flow centric conversations powered by data & analytics with **Relationship Client IQ**

Executing against **integrated Small Business approach** with local expertise and solutions

REGIONS 30

(1) YTD Treasury Management Revenue Growth, December '22 to December '23 (2) YoY Client Growth, December '22 to December '23

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING
Consistent Sustainable
Long-term Performance

Customer Experience & Communication

Momentum across all markets through growth and protecting our core business through continued engagement and solid partnerships with Consumer Banking and Corporate Banking

Elevating our brand and establishing ourselves as trusted experts through social media. Developed and shared 244 posts related to Wealth in 2023, delivering 618k impressions and more than 9.5k engagements. **PWM Insights Program** earned the highest click through rate of all Regions content email programs

Conducted our annual **Voice of the Client survey**. Key insights were that PWM clients are very satisfied with their overall experience, especially their relationship team; 86% of clients rated their primary advisor with 5 stars

Wealth Planning continues to be a major differentiator in the PWM client experience. Clients with a Wealth Plan score significantly higher in all key metrics evaluated

Delivered Strong Results

Record Investment Management & Trust Fee Income and Investment Services Fee Income in 2023 with growth of $31.9M, or 7.6%, YoY driven by strong production

Assets Under Management increased 8.9% YoY driven by record IM&T Sales and improved equity market conditions

Grew Total Investment Services Assets +$2.3B or 14.3% YoY

Average Deposits up 3.2% Linked Quarter, driven by proactive pricing/calling and acquiring new relationships

Strategic Technology Investments & Data Analytics

Targeted advertising & Lead generation campaigns drove 85% of the 121k visits to Wealth Management pages on Regions.com, representing a 9x increase YoY

New **OneView CRM Platform** launched October 2023, empowering advisors to build deeper client relationships by delivering a more integrated view of client interactions.

Improved **Client Segmentation** process to better understand our client base with plans to leverage this data to uncover growth opportunities

Enhanced business intelligence capabilities by automating weekly balance flow reports and adding monitoring capabilities around the SBL portfolio

REGIONS 31

32 • Avg and ending loans decreased modestly QoQ; Ending loans grew ~1.4% vs PY • Avg business loans declined ~1% QoQ; Reserving capital for full relationship business • Avg consumer loans remained relatively flat as growth in mortgage and EnerBank partially offset by declines in home equity and the ~$300M unsecured consumer portfolio sale • Expect 2024 average loan balances to grow in the low-single digits compared to 2023 Loans Softening demand but continuing to support our clients $97.0 $98.9 $98.4 64.7 65.4 64.9 32.3 33.5 33.5 4Q22 3Q23 4Q23 (Ending, $ in billions) $95.8 $98.8 $98.3 63.8 65.4 64.9 32.0 33.4 33.4 4Q22 3Q23 4Q23 Loans and leases (Average, $ in billions) Business loansConsumer loans QoQ Highlights & Outlook

33 $50.9 $4.9 $0.3 $6.5 $2.2 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 4Q23 Average Loan Composition $20.1$5.7 $6.2 $0.1 $1.3 Mortgage Home Equity Other Consumer Other Consumer - Exit Portfolios Consumer Credit Card Average Consumer Loans $33.4B Average Business Loans $64.8B ($ in billions)($ in billions)

Commercial & IRE Loans

GENERATING
Consistent Sustainable
Long-term Performance

As of 12/31/23 ($ in millions)	Total Commitments	Outstanding Balances	% Utilization
Administrative, Support, Waste & Repair	$2,377	$1,461	61%
Agriculture	447	239	53%
Educational Services	4,329	3,502	81%
Energy	4,833	1,484	31%
Financial Services - Banking & Trust	10,084	4,551	45%
Financial Services - Insurance, Leasing & Funds	5,906	3,011	51%
Government & Public Sector	3,575	3,161	88%
Healthcare	5,694	3,216	56%
Information	4,041	2,791	69%
Professional, Scientific & Technical Services	4,127	2,328	56%
Real Estate - REIT	10,033	5,105	51%
Real Estate - non REIT	8,352	4,061	49%
Religious, Leisure, Personal & Non-Profit Services	2,192	1,562	71%
Restaurant, Accommodation & Lodging	1,697	1,408	83%
Retail Trade	5,091	2,764	54%
Transportation & Warehousing	5,344	3,486	65%
Utilities	5,776	3,044	53%
Wholesale	7,774	4,006	52%
Manufacturing	9,911	4,789	48%
Other[1]	293	64	22%
Total Commercial	$101,876	$56,033	55%
Land	$147	$109	74%
Single-Family/Condo	1,289	698	54%
Hotel	223	218	98%
Industrial	1,214	1,061	87%
Office	1,490	1,426	96%
Retail	344	340	99%
Multi-Family	5,586	3,483	62%
Other[1]	1,738	1,515	87%
Total Investor Real Estate	$12,031	$8,850	74%

- Commercial Real Estate Total Commitments and Outstanding Balances comprise 14% and 12% of Total Commercial, respectively
- Commitments to make commitments are not included
- Investor Real Estate is categorized based on property type
- Total Office outstandings are $1.52B with the REIT portion included in Commercial's Real Estate-REIT total
- Total CRE (IRE + CRE Unsecured) outstandings of $15.62B includes $1.67B of the Real Estate-non REIT total and $5.10B of the Real Estate-REIT total

(1) Contains balances related to non-classifiable and invalid business industry codes offset by payments in process and fee accounts that are not available at the loan level.

REGIONS 34

35 $131.7 $126.2 $127.8 83.5 81.0 80.0 37.1 34.7 36.9 9.1 7.8 7.7 2.0 2.7 3.2 4Q22 3Q23 4Q23 $133.0 $125.2 $126.4 83.6 80.0 79.4 38.2 34.9 36.3 9.0 7.5 7.7 2.2 2.8 3.0 4Q22 3Q23 4Q23 Deposits Normalization occurring as expected (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) Wealth Mgt Other(1) Consumer Bank Corporate Bank • Deposits increased modestly both on an average and ending basis primarily due to increases in IB business products; Expect to partially reverse with tax season in 1Q • All three businesses continue to experience remixing from NIB to IB; Pace of remixing has slowed • Within Consumer, continue to see balance normalization with ratio of checking balances to spending levels getting closer to pre-pandemic levels • Expect incremental remixing out of low-cost savings and checking products of $2-3B and total balances stabilizing by mid-year 2024; NIB mix percentage in low 30% range (Ending, $ in billions) Deposits by Segment (Average, $ in billions) QoQ Highlights & Outlook

36 Median Consumer Deposit Balances Retail Deposits De c- 20 19 M ar -2 02 0 Ju n- 20 20 Se p- 20 20 De c- 20 20 M ar -2 02 1 Ju n- 20 21 Se p- 20 21 De c- 20 21 M ar -2 02 2 Ju n- 20 22 Se p- 20 22 De c- 20 22 M ar -2 02 3 Ju n- 20 23 Se p- 20 23 De c- 20 23 (1) Excludes customers with zero-balance or overdrawn accounts and excludes branch small business customers. Median Consumer Customer Deposit Balances(1) (12/31/2019-12/31/2023) • Income growth within our footprint remains robust (outpacing the national average) and inflation has cooled- which has helped to sustain a Median Consumer customer deposit balance that is roughly 45% higher versus December 2019 • While aggregate Consumer deposit declines YTD are largely attributable to effects of normalization and rate-seeking behavior amongst certain higher balance clients, many Consumer customers are maintaining higher balance levels relative to their pre-pandemic levels Up ~45% Stimulus Rounds 2 & 3 Stimulus Round 1

Checking Balances & Spending Levels

GENERATING Consistent Sustainable Long-term Performance



Balances and Avg Monthly Consumer & Wealth Debits vs. 2019 (1)
60%
40%
20%
—%
% Change vs. 2019
2019 Average
1Q22
4Q23
Change in Checking Deposits
Change in Debit Activity



Ratio of Consumer & Wealth Checking Balances to Monthly Debits (1)
2.2
Ratio back to 2019 trend level
1.7
1.7
2019 Average
1Q22
4Q23

- Pre-pandemic, customers maintained a relatively steady ratio of checking balances to debit activity.
- After a period of elevated balances during 2020-2023, customers have returned to a similar pre-pandemic level of ~1.7x monthly debit activity.
- The return to historical levels suggests a return to more normal and stable balance patterns in checking

(1) Balances are consumer and private wealth checking average balances and exclude branch small business. Debits exclude wires and internal transfers between Regions accounts; ratio reflects an average of the months in the period.

REGIONS 37

Diversified Deposit Base

GENERATING
Consistent Sustainable Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)



Retail Uninsured
$7.6
Other
$0.1
Wholesale Non-Operational Uninsured
$10.8
Wholesale Operational Uninsured
$14.4
Less Stable Categories
$127.8B
Retail Insured
$79.8
Wholesale Insured
$4.0
More Stable Categories
Public Funds + Trust
$11.2

- ~74% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust); >95% of Total Deposits are associated with customers who reside within our 15-state branch footprint
- Wholesale deposits are well-diversified with no single industry accounting for more than 14% of wholesale deposits as of 12/31/2023
- A vast majority (91%) of retail deposits are covered by FDIC insurance
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5,000 (as of 4Q23)
- >90% of consumer checking households include a high-quality checking account(3); further, >60% of consumer checking deposit balances are with customers that have been with Regions for 10 years or more
- Relative to peers, RF has a low concentration of brokered or reciprocal deposits, leaving ample capacity for further strategic use of the products if desired

REGIONS 38

(1) $ in billions as of 12/31/2023. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

39 Deposit Advantage Well diversified deposit base vs. Peers (1) As of 9/30/2023. Source: Bank Call Reports / SEC filings. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 4Q23 Cumulative IB Deposit Beta • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta observed this cycle 68% 65% 62% 61% 60% 59% 56% 56% 56% 55% 55% 54% 54% 51% Peer 2 RF Peer 6 Peer 5 Peer 3 Peer 4 Peer 1 Peer 9 Peer 12 Peer 7 Peer 10 Peer 11 Peer 8 Peer 13 56% 54% 54% 53% 52% 51% 50% 49% 46% 46% 45% 45% 44% 42% RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 39% 46% 49% 49% 50% 51% 51% 54% 56% 56% 58% 60% 60% 62% RF Peer 11 Peer 13 Peer 8 Peer 5 Peer 2 Peer 3 Peer 1 Peer 12 Peer 7 Peer 9 Peer 4 Peer 10 Peer 6

Capital and Liquidity

GENERATING
Consistent Sustainable
Long-term Performance

Tier 1 capital ratio(1)


10.9%
11.6%
11.5%
4Q22
3Q23
4Q23

Common equity Tier 1 ratio(1)


9.6%
10.3%
10.3%
4Q22
3Q23
4Q23

Total Liquidity Sources

Position ($B) as of	4Q22	4Q23
Cash at the Federal Reserve(2)	$ 9.1	$ 4.3
Unencumbered Investment Securities(3)	19.3	18.9
Federal Home Loan Bank Availability	14.5	15.1
Discount Window Availability	13.2	21.3
Total	$ 56.1	$ 59.6

QoQ Highlights & Outlook

- **Basel III Endgame** - Estimate a low to mid-single digit increase in RWAs under the Expanded Risk Based Approach in addition to the phase-in of AOCI into regulatory capital
  - CET1 adjusted to include AOCI at 12/31 is estimated at 8.2%(4)
- Common Equity Tier 1 (CET1) ratio(1) remained at 10.3%, reflecting solid capital generation through earnings offset by common & preferred stock dividends and share repurchases
  - Declared 4Q common dividends of $223M and executed $252M in share repurchases
- Anticipate continuing to manage CET1 around 10% over the near term
- Tangible common book value per share(4) of $10.77, an 18% increase QoQ
- From 4Q23 through 3Q24, the Stress Capital Buffer will remain at 2.5%
- Including capacity at the discount window, liquidity to uninsured deposits ratio is approximately 180%(5).

(1) Current quarter ratios are estimated. Estimated CET1 ratio for 4Q23 revised to 10.3% vs 10.2% previously disclosed. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank or the Federal Reserve Discount Window. (4) Non-GAAP; see appendix for reconciliation. (5) This ratio excludes intercompany and secured deposits.

REGIONS
40

41 6.31% 6.09% 5.82% 6.79% 8.02% 8.14% 8.36% 8.50% TCE Ratio Adjusted TCE Ratio, ex-AOCI 1Q23 2Q23 3Q23 4Q23 5% 6% 7% 8% 9% 10% Tangible Common Equity (1) Non-GAAP, see Appendix for reconciliation. • Higher levels of interest rates are generally beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which acted as a drag on our ratio of TCE to Tangible assets for the first three quarters of 2023 • Regions' TCE ratio, excluding the impact of Accumulated Other Comprehensive Income has grown consistently over the past four quarters Tangible Common Equity(1)

Investing for Growth

Maintaining Focus on Capital Optimization and Expanded Client Capabilities

GENERATING Consistent Sustainable Long-term Performance

2014
- Acquisition of **Fannie Mae DUS License**

2015 (BlackArch Partners)
- Acquisition of **HUD (MAP) License**

2016 (First Sterling Financial)
- Entered into **MSR flow-deal** arrangement
- Third-party originated auto portfolio **~$2.0B** moved to runoff
- Return optimization of commercial, OORE and IRE loans began through **Capital Commitments Working Group**

2018
- Sold **Regions Insurance Group**; redeployed capital generated to shareholders

2019 (Highland)
- Dealer Financial Services auto portfolio **~$2.4B** moved to runoff
- Greensky unsecured consumer loans **~$2.0B** moved to runoff

2020 (Ascentium Capital)
- Entered into second **MSR flow-deal** arrangement

2021 (EnerBank USA, Sabal, Clearsight Advisors Investment Banking)
- Acquisition of **Freddie Mac License**

2022
- Purchased **$13B UPB of bulk MSR**
- Sold **$1.2B** Unsecured Consumer Loan Portfolio

2023
- Purchased **$6.2B UPB of bulk MSR**
- Sold **~$300M** of Consumer Exit Portfolio

Regions 42

Empowered by Data & Innovation

GENERATING
Consistent Sustainable
Long-term Performance

Regions remains competitive by reserving ~9-11% of revenue for technology spend



REGIONS
REGIONS
Customer Personalization

ROSIE
Personalized offering of products and services anticipating customer needs

Regions360
Regions' mission to Make Life Better is simple, customer focused, and demonstrated through Regions360, which puts customer focused culture into practice

RCLIQ[1] & Wealth IQ[2]
Delivering 'needs based' customer engagement, resulting in significant impact to the Corporate Bank and Wealth Management

Offer Tracker
Leverage data & insights for a dynamic, engaging, and transparent customer journey to increase success of offers and bottom-line production

rVoice
Integrates customer feedback with institutional knowledge to measure customer experience by understanding customer's expectations, preferences, and aversions across various channels enabling us to drive improved customer satisfaction

Modernization & Innovation

Next Gen Platforms
Omnichannel Customer Experience and next gen Core Banking and Data Platforms

Fraud Analytics
Machine learning models to detect and prevent fraud to proactively protect the customer

Technology Practices
Applying Security-First software development principles and expanding Agile adoption

Authentication Experience
Delivering a best-in-class Customer Identity and Access Management (CIAM) platform that is secure, frictionless, and enables innovation

Open Banking
Developing secure open banking APIs to drive innovation, enable seamless customer experience, and integrate with customer enterprise resource planning (ERP) platforms

Data Governance
Unification of data architecture, data assets, and data catalog

(1) RCLIQ is a machine learning based data product used by Corporate Banking Relationship managers to find new opportunities, predict share of wallet deepening activities as well as early warning of credit deterioration and attrition risk. (2) Wealth IQ is a machine learning data product designed to provide better advice and guidance to wealth clients by delivering insights based on client activity, attrition alerts, and other opportunities.

REGIONS 43

Differentiating Through Customer Experience

GENERATING
Consistent Sustainable Long-term Performance

Digital Acceleration

Adoption
6.8% increase in Mobile users in 4Q23 compared to 4Q22

Digital Enhancements
Launched Wealth Visa Signature Card, enhancements to Mobile App and Authentication process including customer experience improvements, and updates to Alerts Channels.

Customer Transactions
74% of 4Q23 initiated in Digital, 4% growth YoY

Zelle
24.4% increase in transactions in 4Q23 compared to 4Q22


REGIONS
Hello
Best in Class
4.8
Log In

Innovating Operations

Expanded Regions Secure Messaging
Increased usage by 19.3% 4Q23 vs 4Q22

Automated Non-Agent Interactions
88% average interaction resolution rate in 4Q23



Customer Satisfaction

Regions Overdraft Grace
Regions Overdraft Grace gives customers who overdraw their account's available balance by more than $5 until 8 p.m. Central Time the following business day to make a deposit to cover the shortfall, plus any new items that may be presented. If the account's available balance is positive or isn't overdrawn by more than $5 following that night's processing, Regions will not charge a paid overdraft item fee.

Enabling Through Technology

Authentication Improvements
Completed launch of new Corporate Banking Authentication platform. Launched and integrated new Enterprise Authentication Portal into Online Banking and Consumer Digital Origination process using cloud native technologies.

Corporate Onboarding Experience
Relationship IQ - Cloud-based portal, digitizing and streamlining the corporate onboarding process, enhancing the experience for both clients and associates.

Faster Transactions
Full-year Corporate[2] Real Time Payment transactions of 5.594M increased 24.9% in 2023. Dollars received of $2.265B increased 38.7% in 2023.

Expansion of Customer Interaction Points
Secure Messaging through web/mobile volume has grown 19% 4Q23 vs 4Q22. Average messaging customer satisfaction (CSAT) has increased 2% points to 81% in 4Q23 vs 4Q22. Average percentage of daily customer contacts went up to 14% 4Q23 vs 12% 4Q22.

(1) iOS Mobile App Store
(2) Includes Commercial payments

REGIONS 44

GENERATING Consistent Sustainable Long-term Performance

Growth in Digital

Digital Usage

Active Users *(Millions)*[1]


+13%
2.27
2.40
2.56
4Q21
4Q22
4Q23

Mobile Banking

Mobile Banking Log-Ins *(Millions)*


+14%
158
161
181
4Q21
4Q22
4Q23

Customer Transactions[2][3]


Non-Digital
Digital
31%
69%
29%
71%
26%
74%
4Q21
4Q22
4Q23

Sales and Transactions

Consumer Checking Sales by Channel[4]


2%
72%
26%
2%
76%
22%
2%
75%
23%
4Q21
4Q22
4Q23
Digital
Contact Center
Branch

Digital Lending Sales *(Accounts in Thousands)*[5]


+12%
9.6
1.9
7.7
12.8
3.0
9.8
10.7
6.0
4.7
4Q21
4Q22
4Q23
Loans
Credit Cards

Deposit Transactions by Channel


45.5%
33.0%
21.5%
44.7%
33.0%
22.3%
44.7%
31.4%
23.9%
4Q21
4Q22
4Q23
Branch
Mobile
ATM

Zelle Transactions *(Millions)*


+61%
2.66
3.44
4.28
4Q21
4Q22
4Q23

Mobile App Rating[6]


12:34
100%
Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications. (5) Digital Lending sales represent credit card accounts opened and digitally-assisted loans booked. (6) Represents iOS app store rating

REGIONS | 45

46 Continuous Improvement Framework • Making Banking Easier – Be intensely responsive to customer needs • Revenue Growth – Improve effectiveness in generating prudent, profitable, sustainable growth • Efficiency Improvements – Continuously leverage people and technology to improve processes, reduce costs and drive growth • Innovation – Focus on data & analytics, omnichannel delivery, protection & security, advice & guidance Simplify & Grow established a culture of Continuous Improvement. Now that Continuous Improvement is embedded in our DNA, initiatives are no longer centrally tracked, and groups manage the development and execution of their programs with regular updates to the Efficiency & Effectiveness Team. • Established processes to maintain a Continuous Improvement culture through Simplify & Grow • Independently manages and reports Continuous Improvement initiatives and reports progress to the Efficiency & Effectiveness Team • Includes senior leaders from across the bank • Sponsors, promotes and provides executive direction on Continuous Improvement opportunities. Reviews segment programs and ensures accountability to promote a Continuous Improvement culture Continuous Improvement Key Pillars Efficiency & Effectiveness Team Business and Support Groups

47 0.82% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.54% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 4Q23 4Q22 1Q20 4Q22 4Q 23 • Non-Accrual and loss rate levels are seeing normalization as expected and will continue normalizing throughout 2024. (1) 4Q23 Adjusted NCOs are 0.39%. See appendix for non-GAAP reconciliation. (1) Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

48 1.18% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.20% —% 0.50% 1.00% Historical Credit Profile Consumer Net Charge-Offs(2,3) Commercial Net Charge-Offs(1) 1Q20 4Q23 4Q22 1Q20 4Q22 4Q 23 • Loss rate levels are seeing normalization as expected and will continue normalizing throughout 2024. (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. (3) 4Q23 Adjusted NCOs are 0.76%. Non-GAAP, see appendix for reconciliation. (1) Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.46% 1Q13 1Q13 (2) (3)

Asset Quality

Underlying credit performance continues to normalize as expected

GENERATING Consistent Sustainable Long-term Performance

Net charge-offs

($ in millions)



0.29%
0.40%
0.54%
0.39%
69
101
132
$35
4Q22
3Q23
4Q23
Adjusted Net Charge-Offs(1)
Net Charge-Offs Ratio
Adjusted Net Charge-Offs Ratio(1)
Unsecured Consumer Portfolio Loan Sale(2)

- 4Q annualized NCOs totaled 54 bps, increasing 14 bps QoQ; Ex. impact of the unsecured consumer portfolio loan sale, adjusted NCOs were 39 bps[1]
- 4Q NPLs and business services criticized loans increased; 4Q NPL increase attributable primarily to downgrades within office, transportation, consumer discretionary manufacturing & restaurant
- 4Q ACL/Loans ratio increased 3 bps; total ACL $ increase attributable to adverse risk migration and continued credit quality normalization, as well as a build in qualitative adj. for incremental risk primarily in higher risk portfolios
  - ACL on Office Portfolio increased to 4.3%; Remain confident about composition of Office Portfolio
- Expect full-year 2024 NCOs to be 40-50 bps

Allowance for Credit Losses (ACL)

($ in millions)



$1,582
$1,677
$1,700
317%
261%
211%
1.63%
1.70%
1.73%
4Q22
3Q23
4Q23
ACL
ACL/Loans
ACL/NPLs

Non-Performing Loans (NPLs)

($ in millions)



$500
$642
$805
0.52%
0.65%
0.82%
4Q22
3Q23
4Q23
NPLs - excluding LHFS
NPL/Loans

REGIONS 49

(1) Non-GAAP; see appendix for reconciliation. (2) Loans sold in 4Q had an associated allowance of $27M and incurred a $35M fair value mark recorded through charge-offs, resulting in a net provision expense of $8M.

Commercial Real Estate

(Outstanding balances as of December 31, 2023)

GENERATING
Consistent Sustainable
Long-term Performance

Highly Diversified Total IRE Portfolio

(including Unsecured CRE)


Res. Homebuilders
6.5%
Other
3.9%
Hotel
4.9%
Healthcare
8.8%
Apartments
25.9%
$15.6B
Retail
9.4%
Residential Land
0.6%
Commercial Land
0.1%
Office
9.7%
Industrial
13.9%
Data Center
2.2%
Condo
—%
Diversified
14.1%

	$ in billions		% of Total Loans
Unsecured CRE *(incl. REITS)*	$	6.8	6.9 %
IRE		8.8	9.0 %
Total[1]	**$**	**15.6**	**15.9 %**

Yearly IRE Loan Maturities


$3,000
$2,000
$1,000
$—
3%
37%
32%
18%
7%
3%
Matured
2024
2025
2026
2027
>5years
Multi-Family
Other Real Estate
Office
Total Real Estate

REITs within Total:


Office
2%
Data Center
5%
Diversified
23%
Apartments
6%
$5.4B
Retail
21%
Hotel
10%
Other
9%
Industrial
24%

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 64% of REITs are investment grade or mapped to IG risk rating (provide loss insulation to overall portfolio)
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[2]: 110% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 21% are well below supervisory limits (300%/100%)

(1) Excludes $5.2B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 12/31/2023 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS 50

CRE- Office Portfolio

(Outstanding balances as of December 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances $	$1,517
% of Total Loans	1.5%
NPL	$115
NPL/Loans	7.5%
Charge-offs	$0
Charge-offs / Loans	—%
ACL	$63
ACL/Loans	4.3%

High Quality Office Portfolio



10%
90%
Class A
Class B



38%
62%
Multi-Tenant
Single Tenant



24%
76%
Suburban
Urban

Ongoing Portfolio Surveillance

- Business Offices secured = ~93% / unsecured = ~7%
- WA LTV ~65.5% (based on appraisal at origination or most recent received); Sensitized WA LTV ~100.7% using GreenStreet[2]
- 62.6% of secured committed exposure is located in the Sunbelt of which 85.8% is Class A
- For Office loans maturing in the next 12 months, properties are ~82% leased on average (~80% occupied)
- Class A properties outperforming; Secondary and tertiary market locations, particularly in the Sunbelt, also outperforming due to corporate and population in-migration

REGIONS 51

(1) $ in Millions. Amounts exclude Held For Sale loans. Metrics represent 12/31/2023 results except for charge-offs, which are for FY 2023. (2) GreenStreet Commercial Property Price Index as of January 5, 2024 - change in commercial property value for business office at a 35% discount.

CRE- Multi-Family Portfolio

(Outstanding balances as of December 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances $	$4,042
% of Total Loans	4.1%
NPL	$0
NPL/Loans	—%
Charge-offs	$0
Charge-offs / Loans	—%
ACL	$74
ACL/Loans	1.8%

Predominantly Secured and Weighted to the Sunbelt



14%
86%
Secured
Unsecured



3%
1%
13%
83%
South
West
Midwest
Northeast

Ongoing Portfolio Surveillance

- Absent an economic recession or an unexpected further significant increase in long term interest rates, meaningful loss content is not expected to materialize in 2024
- WA LTV 51% (based on appraisal at origination or most recent received); Sensitized WA LTV 73% using GreenStreet[2]
- Vacancies up due to record levels of construction deliveries in high growth markets, primarily in the Sunbelt
- Portfolio stress expected to be temporary in nature as borrowers/sponsors/markets continue to adjust to higher interest rate environment, elevated costs, and time for excess supply to be absorbed
- Undersupply of housing, home price appreciation, and spiking mortgage rates are keeping renters renting longer, further backstopping demand fundamentals for multi-family property

REGIONS 52

(1) $ in Millions. Amounts exclude Held For Sale loans. Metrics represent 12/31/2023 results except for charge-offs, which are for FY 2023. (2) GreenStreet Commercial Property Price Index as of January 5, 2024 - change in commercial property value for multi-family at a 30% discount.

CRE- Senior Housing Portfolio

(Outstanding balances as of December 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances $	$1,333
% of Total Loans	1.4%
NPL	$118
NPL/Loans	8.8%
Charge-offs	$0
Charge-offs / Loans	—%
ACL	$44
ACL/Loans	3.3%

Ongoing Portfolio Surveillance

- The Senior Housing sector has continued its recent trend of rental rate and occupancy increases, though overall occupancy remains about 300 bps below the pre-pandemic level
- Elevated labor costs, interest rates, and cap rates continue to pressure cash flow, coverage levels, and valuations
- The industry is heading into 2024 with positive momentum on occupancy and the prospect of regaining pre-pandemic census levels by the year's end
- Occupancy will be supported by a relatively low rate of new construction starts and looming demand from the baby boomer generation, which could keep occupancy gains flowing into 2025 and potentially beyond
- The government is proposing minimum staffing levels for nursing homes, which will add to the expense pressures and may limit admissions

(1) $ in Millions. Metrics exclude ~$200M in non-real estate commercial loans in the Sr. Housing sector; Amounts also exclude Held For Sale loans. Metrics represent 12/31/2023 results except for charge-offs, which are for FY 2023.

REGIONS 53

54 $1,677 $47 $12 $(9) $(27) $1,700 Allowance for Credit Losses 12/31/2023 • 4Q allowance increased $23M compared to the prior quarter, resulting in a $155M provision expense • Primary driver of the net increase in ACL was adverse risk migration and continued credit quality normalization QoQ Highlights ($ in millions) 09/30/2023 Portfolio Changes Economic/ Qualitative Changes Specific Reserve Changes Consumer Loan Sale

55 Pre-R&S period 4Q2023 1Q2024 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 3Q2025 4Q2025 Real GDP, annualized % change 1.2% 1.3% 1.4% 1.8% 2.1% 2.4% 2.5% 2.5% 2.3 % Unemployment rate 3.8% 3.8% 3.9% 4.0% 4.1% 4.1% 4.1% 4.0% 3.9 % HPI, year-over-year % change 4.6% 4.1% 3.1% 1.5% 1.5% 1.9% 2.5% 2.8% 3.0 % CPI, year-over-year % change 3.2% 2.7% 2.6% 2.4% 2.4% 2.5% 2.6% 2.5% 2.5 % Base R&S Economic Outlook (As of December 2023) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period. • Economic uncertainty is accounted for through qualitative adjustments to our modeled results. • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments.

56 As of 12/31/2023 As of 12/31/2022 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $50,865 $697 1.37% $50,905 $628 1.23 % CRE-OO mortgage 4,887 110 2.25% 5,103 102 2.00 % CRE-OO construction 281 7 2.38% 298 7 2.29 % Total commercial $56,033 $814 1.45% $56,306 $737 1.31 % IRE mortgage 6,605 169 2.56% 6,393 114 1.78 % IRE construction 2,245 36 1.63% 1,986 28 1.38 % Total IRE $8,850 $205 2.32% $8,379 $142 1.69 % Residential first mortgage 20,207 100 0.50% 18,810 124 0.66 % Home equity lines 3,221 80 2.49% 3,510 77 2.18 % Home equity loans 2,439 23 0.94% 2,489 29 1.17 % Consumer credit card 1,341 138 10.24% 1,248 134 10.75 % Other consumer- exit portfolios 43 1 3.09% 570 39 6.80 % Other consumer 6,245 339 5.43% 5,697 300 5.28 % Total consumer $33,496 $681 2.03% $32,324 $703 2.18 % Total $98,379 $1,700 1.73% $97,009 $1,582 1.63 % Allowance Allocation • Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the YE 2023 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.62%.

57 All Other Commercial 3.7% Investor Real Estate 13.7% Financial Services 11.7% CRE Unsecured, including REITs 10.4% Govt. Education 10.3% Consumer Services 8.8% Technology Services 7.9% Manufacturing 7.4% Energy 2.3% Agriculture 0.4% Utilities 4.7% Business Services 7.6% Distribution 6.2% Healthcare 4.9% Well Positioned for Next Downturn $64.9B Highly Diversified Business Portfolio(1) (1) Balances as of 12/31/2023. (2) CRE Unsecured consists 75% of REITs. (2)

58 Consumer Lending Portfolio • Avg. origination FICO 762 • Current LTV 53% • 98% owner occupied • Avg. origination FICO 770 • Current LTV 35% • 65% of portfolio is 1st lien • Avg. loan size $34,700 • $136M to convert to amortizing or balloon during 2024 • Avg. origination FICO 781 • Avg. new loan $16,137 • 4Q23 Yield 7.95% • Avg. origination FICO 785 • Avg. new line $7,813 • 4Q23 Yield 15.29% • 4Q23 QTD NCO 3.98% 4% 6% 4% 4% 12% 6% 8% 17% 10% 82% 63% 77% 2% 2% 3% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 12/31/2023. Consumer R/E secured balances comprise 77% of the Consumer portfolio while Consumer non-R/E balances comprise 23% of the Consumer portfolio. (2) Other Consumer consists primarily of EnerBank and Direct portfolios. Residential Mortgage Consumer Credit Card Home Equity Other Consumer(2)

Leveraged Portfolio

(Outstanding balances as of December 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Diversified Portfolio



Other (Portfolios <5% of total)
23%
Administrative, Support, Waste & Repair
6%
Religious, Leisure, Personal & Non-Profit Services
6%
Utilities
5%
Wholesale
12%
Manufacturing
8%
Professional, Scientific & Technical Services
16%
Information
24%
$3.0B

Important Factors

- Consistent with Moody's historical Regional Bank Survey definition; Commitments >$5M with funded debt to EBITA>4.0x
  - Commitments are $4.0B
- Not a strategic growth objective; used to support client relationships
- Sponsor-owned clients as a percentage of total portfolio continue to decline
- Enhanced centralized underwriting, servicing, and credit adjudication
- Limited participation in the highest risk segments of leveraged loans - Covenant Lite & Term Loan B
- Approximately 95% of leveraged loans outstanding are also SNCs

REGIONS 59

SNC Portfolio

(Outstanding balances as of December 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Shared National Credit Balances by Sector



Other (Portfolios <5% of total)
16%
CRE Unsecured Non-REIT
5%
Business Services
6%
CRE Unsecured REIT
19%
Distribution
7%
Manufacturing
7%
$25.9B
Commodities
10%
Financial Services
18%
Technology Services
12%

Portfolio Characteristics

- Improved portfolio composition and asset quality through focus on lower risk segments
- 48% of balances consist of investment grade or select portfolios(1); IG mix increased 6% since 2020
- 11% of balances are leveraged(2)
- Regions is agent or holds a title role for over half of SNC balances
- For YTD 3Q23, Regions market share ranked above its Peer group median in the Agent Only league table standings(3)
- ~2/3's of capital markets revenue is attributable to SNC-related relationship(4)
- ~2/3's of Corp Bank's top-50 NIR producing relationships are SNC-related(4)
- >3/4's of SNC-related relationships have generated an NIR fee or deposit(4)

(1) Select portfolios include Real Estate Investment Trusts (REITs), asset securitizations, investment grade utilities, subscription lines and Superior Transaction and Return Relationships (STARR). (2) Consistent with Moody's historical Regional Bank Survey definition. (3) Sourced from LSEG Loan Connector (formerly Refinitiv) Agent Only League Table Data where peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (4) Over the trailing 36-month period.

REGIONS 60

2024 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2024 Expectations	
Net Interest Income (vs. 2023 of $5,320)(3)	$4.7-$4.8B
Adjusted Non-Interest Income (vs. adjusted 2023 of $2,259)(1)(2)	$2.3-$2.4B
Adjusted Non-Interest Expense (vs. adjusted 2023 of $4,262)(1)(2)	~$4.1B
Average Loans (vs. 2023 of $98,239)	grow low-single digits
Average Deposits (vs. 2023 of 126,543)	stable to modestly lower
Net Charge-Offs / Average Loans	40-50 bps
Effective Tax Rate	21-22%

SOUNDNESS PROFITability GROWTH

Expectations for 1Q24 & Beyond(3)

- 2024 NII expected to stabilize over the first half of the year and grow over the back half of the year
  - 1Q24 NII expected to decline 3-5% QoQ
- 2024 NIM expected to be ~3.50%
- Anticipate continuing to manage CET1 around 10% over the near term
- Expect continued credit normalization toward historical levels
  - Avg pre-pandemic NCOs were 46 bps, and avg NPL ratio was 107 bps

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations assume stable or lower short-term interest rates; flat long-term rate held at 12/31/2023 levels.

REGIONS 61

62 Environmental, Social & Governance Managing ESG risks & opportunities BOARD OF DIRECTORS ESG-related elements of the Strategic Plan, annual budget, and capital planning process BOARD-LEVEL COMMITTEES NCG Committee Risk Committee CHR Committee Audit Committee Technology Committee ESG strategies, initiatives, policies, and practices, along with related voluntary disclosures and stakeholder engagement ESG alignment within Enterprise Risk Appetite Statement, Risk Management Framework, and Risk Library Associate compensation and benefits, corporate culture, DEI practices, talent management, and succession planning Functioning of Company's internal controls and disclosure of material ESG matters Company culture and strategy related to technological and digital innovation MANAGEMENT-LEVEL COMMITTEES Executive Leadership Team ESG Leadership Council Disclosure Review Committee Risk Governance Committees Evaluates ESG considerations within strategic planning; oversees ESG Leadership Council Maintains aggregated view of ESG-related risks and opportunities and provides guidance and direction on internal initiatives Reviews and provides feedback on ESG- related disclosures in SEC reporting and voluntary ESG disclosures Review ESG-related metrics' performance to assess adherence to risk tolerance; supervise enterprise risk assessments incorporating ESG risks OVERSIGHT EXECUTION

63 Environmental, Social & Governance Customized approach to making life better for the people and places we serve We provide a suite of ESG disclosures on our ESG Resource Center, which is accessible at ir.regions.com/governance: • ESG Report • TCFD Report • SASB Index • GRI Index Sound practices to oversee and manage ESG-related risks and opportunities in line with business strategy • Dedicated, Board-level oversight of the Company's transformation and modernization efforts by Technology Committee, formed in 2022 • Board refreshment through addition of 3 new Directors in 2022 and 1 new Director in 2023 • Maturation of ESG disclosure development and controls • Connections to key ESG areas within Directors' annual self-evaluations • Access to alternative financial services through the Regions Now Banking® suite of products • Promotion of financial wellness via the Regions Next Step® program's free financial wellness resources • Continued expansion of our Community Lending Program and Affordable Mortgage lending to support homeownership • Availability of customized financings from our Energy & Natural Resources Group and Solar Tax Equity Finance Team • Opportunities to attend classes tuition-free through our Guild program • Leadership skill development for all associates through RegionsLEADS Cornerstones of Leadership • Introduction of 3 DEI Areas of Impact: Marketplace, Workplace, and Workforce • Year-over-year improvements in associates' self-reported engagement • Establishment of a DEI Executive Council to link DEI priorities to broader business strategies • Grants and contributions from Regions Foundation® aimed at reducing barriers to economic success • Investments in debt and equity financing for projects and entities with a community development purpose through Regions Community Development Corporation® • Volunteering opportunities for associates to provide direct community support • New online modules and a grant to eliminate medical debts to help community members navigate medical financial hardships Service through products and services that align with unique ESG-related goals and strategies Efforts to support an informed and engaged team that is diverse like the communities we serve Cultivation of inclusive growth by investing in development and financial wellness

Ascentium & EnerBank

GENERATING
Consistent Sustainable
Long-term Performance

4Q23	Ascentium Capital	EnerBank
Average Balances	$2.6B	$5.2B
Portfolio Yield	8.1%	7.6%
NCOs	1.62%	1.97%

Ascentium Capital[1]

Origination Growth

- Ascentium Capital loans of $2.6B increased 1% vs. 3Q23
- An increasing interest rate environment, inflation, and a slowing economy are providing headwinds to origination growth and portfolio credit performance

Cross Marketing

- Contributing to strategic growth opportunities are transactions originated through cross-marketing relationships with Commercial Banking, Small Business Banking, and EnerBank

NCOs

- Ascentium net losses continue to normalize, driven by recoveries which are reverting to historical levels
- 4Q23 net losses of $11M are down from 3Q23 of $13M

EnerBank[2]

Credit

- Prime/Super-prime focus has resulted in strong portfolio credit performance; average FICO of 773

Synergistic Opportunities

- Successful integration of EnerBank has led to a continued focus on growth and synergy opportunities

Strong Pipeline

- Continue to focus on adding high quality independent contractors and program sponsors

Production

- EnerBank production is on track with expectations as volumes remain stable

(1) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated February 27, 2020. (2) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated June 8, 2021.

REGIONS 64

65 APPENDIX

Fourth Quarter 2023 Highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of fourth quarter results

($ amounts in millions, except per share data)	4Q23	QoQ Change	YoY Change
Net interest income	$ 1,231	(4.6)%	(12.1)%
Provision for (benefit from) credit losses	155	6.9%	38.4%
Non-interest income	580	2.5%	(3.3)%
Non-interest expense	1,185	8.4%	16.5%
Income before income taxes	471	(23.9)%	(46.0)%
Income tax expense	80	(38.0)%	(57.2)%
Net income	391	(20.2)%	(42.9)%
Preferred dividends	24	(4.0)%	(4.0)%
Net income available to common shareholders	$ 367	(21.1)%	(44.4)%
Diluted EPS	$ 0.39	(20.4)%	(44.3)%

Selected items impact

(amounts in millions, except per share data)	4Q23	FY23
Pre-tax adjusted items[1]:		
Securities gains (losses), net	$ (2)	$ (5)
Leveraged lease termination gains	1	2
FDIC special assesment	(119)	(119)
Salary and employee benefits—severance charges	(28)	(31)
Branch consolidation, property and equipment charges	(3)	(7)
Early extinguishment of debt	4	4
Professional, legal and regulatory expenses	(1)	(1)
Net provision expense from sale of unsecured consumer loans[4]	(8)	(8)
Total pre-tax adjusted items[1]	$ (156)	$ (165)
Diluted EPS impact[2]	$ (0.13)	$ (0.13)
Additional selected items[3]:		
Capital markets income (loss) - CVA/DVA	$ (5)	$ (50)
Residential MSR net hedge performance	5	2
Pension settlement charges	(10)	(17)
Incremental operational losses related to fraud	—	(135)

(1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments. (4) Loans sold in 4Q had an associated allowance of $27M and incurred a $35M fair value mark recorded through charge-offs, resulting in a net provision expense of $8M.

REGIONS 66

67 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) and consumer net charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common shareholders’ equity, tangible common book value per share, and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity, tangible common book value per share, and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non- GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP Information

68 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC special assessment (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — (4) — — Early extinguishment of debt 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

69 Non-GAAP Reconciliation Adjusted Net Charge-Offs and Ratio For the Quarter Ended For the Year Ended ($ amounts in millions) 12/31/2023 9/30/2022 2023 2022 Net loan charge-offs (GAAP) $ 132 $ 110 $ 397 $ 263 Less: charge-offs associated with the sale of unsecured consumer loans 35 63 35 63 Adjusted net loan charge-offs (non-GAAP) $ 97 $ 47 $ 362 $ 200 Net loan charge-offs as a % of average loans, annualized (GAAP) 0.54% 0.46% 0.40% 0.29 % Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.39% 0.19% 0.37% 0.22 % Consumer Net loan charge-offs (GAAP) $ 98 $ 103 $ 252 $ 203 Less: charge-offs associated with the sale of unsecured consumer loans 35 63 35 63 Adjusted consumer net loan charge-offs (non- GAAP) $ 63 $ 40 $ 252 $ 140 Consumer net loan charge-offs as a % of average loans, annualized (GAAP) 1.18% 1.25% 0.77% 0.64 % Adjusted consumer net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.76% 0.47% 0.66% 0.44%

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		2023	2022	2021	2020	2019
Net income available to common shareholders (GAAP)		$ 1,976	$ 2,146	$ 2,400	$ 991	$ 1,503
Preferred dividends (GAAP)		98	99	121	103	79
Income tax expense (GAAP)		533	631	694	220	403
Income (loss) before income taxes (GAAP)		2,607	2,876	3,215	1,314	1,985
Provision for (benefit from) credit losses (GAAP)		553	271	(524)	1,330	387
Pre-tax pre-provision income (non-GAAP)		3,160	3,147	2,691	2,644	2,372
Other adjustments:						
Gain on sale of affordable housing residential mortgage loans		—	—	—	—	(8)
Securities (gains) losses, net		5	1	(3)	(4)	28
Gains on equity investment		—	—	(3)	(50)	—
Leveraged lease termination gains, net		(2)	(1)	(2)	(2)	(1)
Bank-owned life insurance		—	—	(18)	(25)	—
Insurance proceeds		—	(50)	—	—	—
FDIC insurance special assessment		119	—	—	—	—
Salaries and employee benefits—severance charges		31	—	6	31	5
Branch consolidation, property and equipment charges		7	3	5	31	25
Contribution to the Regions Financial Corporation foundation		—	—	3	10	—
Early extinguishment of debt		(4)	—	20	22	16
Loss on pension settlement						
Acquisition expenses		—	—	—	1	—
Professional, legal and regulatory expenses		1	179	15	7	—
Total other adjustments		157	132	23	21	65
Adjusted pre-tax pre-provision income (non-GAAP)	A	$ 3,317	$ 3,279	$ 2,714	$ 2,665	$ 2,437
Net-charge offs (GAAP)	B	$ 397	$ 263	$ 204	$ 512	$ 358
Simple avg of 4 trailing quarters of RWAs [(1)]	C	$ 126,605	$ 122,121	$ 108,900	$ 108,438	$ 105,996
PPI - Charge-offs / Average Risk-Weighted Assets	A-B / C	2.31 %	2.47 %	2.30 %	1.99 %	1.96 %

(1) Simple average of 4 trailing quarters of risk-weighted assets calculated from applicable periods' Call Report data.

REGIONS 70

Non-GAAP Reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended 12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22	
Non-interest expense (GAAP)	A	$ 1,185	$ 1,093	$ 1,111	$ 1,027	$ 1,017	$ 92	8.4 %	$ 168	16.5 %
Adjustments:										
FDIC special assessment		(119)	—	—	—	—	(119)	NM	(119)	NM
Branch consolidation, property and equipment charges		(3)	(1)	(1)	(2)	(5)	(2)	(200.0)%	2	40.0 %
Salary and employee benefits—severance charges		(28)	(3)	—	—	—	(25)	NM	(28)	NM
Early extinguishment of debt		4	—	—	—	—	4	NM	4	NM
Professional, legal and regulatory expenses		(1)	—	—	—	—	(1)	NM	(1)	NM
Adjusted non-interest expense (non-GAAP)	B	$ 1,038	$ 1,089	$ 1,110	$ 1,025	$ 1,012	$ (51)	(4.7)%	$ 26	2.6 %
Net interest income (GAAP)	C	$ 1,231	$ 1,291	$ 1,381	$ 1,417	$ 1,401	$ (60)	(4.6)%	$ (170)	(12.1)%
Taxable-equivalent adjustment		13	13	12	13	13	—	— %	—	— %
Net interest income, taxable-equivalent basis	D	$ 1,244	$ 1,304	$ 1,393	$ 1,430	$ 1,414	$ (60)	(4.6)%	$ (170)	(12.0)%
Non-interest income (GAAP)	E	580	566	576	534	600	14	2.5 %	(20)	(3.3)%
Adjustments:										
Securities (gains) losses, net		2	1	—	2	—	1	100.0 %	2	NM
Leveraged lease termination gains		(1)	—	—	(1)	—	(1)	NM	(1)	NM
Insurance Proceeds		—	—	—	—	(50)	—	NM	50	100.0 %
Adjusted non-interest income (non-GAAP)	F	$ 581	$ 567	$ 576	$ 535	$ 550	14	2.5 %	$ 31	5.6 %
Total revenue	C+E=G	$ 1,811	$ 1,857	$ 1,957	$ 1,951	$ 2,001	$ (46)	(2.5)%	$ (190)	(9.5)%
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,812	$ 1,858	$ 1,957	$ 1,952	$ 1,951	$ (46)	(2.5)%	$ (139)	(7.1)%
Total revenue, taxable-equivalent basis	D+E=I	$ 1,824	$ 1,870	$ 1,969	$ 1,964	$ 2,014	$ (46)	(2.5)%	$ (190)	(9.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,825	$ 1,871	$ 1,969	$ 1,965	$ 1,964	$ (46)	(2.5)%	$ (139)	(7.1)%
Efficiency ratio (GAAP)	A/I	65.0 %	58.5 %	56.4 %	52.3 %	50.5 %				
Adjusted efficiency ratio (non-GAAP)	B/J	56.9 %	58.2 %	56.4 %	52.2 %	51.6 %				
Fee income ratio (GAAP)	E/I	31.8 %	30.3 %	29.3 %	27.2 %	29.8 %				
Adjusted fee income ratio (non-GAAP)	F/J	31.8 %	30.3 %	29.3 %	27.2 %	28.0 %				

NM - Not Meaningful

REGIONS 71

72 Non-GAAP Reconciliation NII, non-interest income/expense, and efficiency ratio Twelve Months Ended December 31 ($ amounts in millions) 2023 Non-interest expense (GAAP) A $ 4,416 Adjustments: FDIC assessment (119) Branch consolidation, property and equipment charges (7) Salaries and employee benefits—severance charges (31) Early extinguishment of debt 4 Professional, legal and regulatory expenses (1) Adjusted non-interest expense (non-GAAP) B $ 4,262 Net interest income (GAAP) C $ 5,320 Taxable-equivalent adjustment 51 Net interest income, taxable-equivalent basis D $ 5,371 Non-interest income (GAAP) E $ 2,256 Adjustments: Securities (gains) losses, net 5 Leveraged lease termination gains (2) Adjusted non-interest income (non-GAAP) F $ 2,259 Total revenue C+E= G $ 7,576 Adjusted total revenue (non-GAAP) C+F=H $ 7,579 Total revenue, taxable-equivalent basis D+E=I $ 7,627 Adjusted total revenue, taxable-equivalent basis (non-GAAP) D+F=J $ 7,630 Efficiency ratio (GAAP) A/I 57.9 % Adjusted efficiency ratio (non-GAAP) B/J 55.9 % Fee income ratio (GAAP) E/I 29.6 % Adjusted fee income ratio (non-GAAP) F/J 29.6%

73 Year Ended ($ amounts in millions) 2023 2022 2021 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders (GAAP) A $ 1,976 $ 2,146 $ 2,400 Average shareholders' equity (GAAP) $ 16,522 $ 16,503 $ 18,201 Less: Average intangible assets (GAAP) 5,960 6,023 5,435 Average deferred tax liability related to intangibles (GAAP) (106) (103) (99) Average preferred stock (GAAP) 1,659 1,659 1,658 Average tangible common shareholders' equity (non-GAAP) B $ 9,009 $ 8,924 $ 11,207 Less: Average AOCI, after-tax (3,410) (2,021) 705 Average tangible common shareholders' equity excluding AOCI (non-GAAP) C $ 12,419 $ 10,945 $ 10,502 Return on average tangible common shareholders' equity (non-GAAP) A/B 21.93% 24.05% 21.42 % Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) A/C 15.91% 19.61% 22.85 % Non-GAAP Reconciliation Return on average tangible common shareholders' equity

74 Non-GAAP reconciliation Return on average tangible common shareholders' equity Year Ended ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 1,976 $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity $ 16,522 $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 5,960 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (106) (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,659 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 9,009 $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 21.93% 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

75 Quarter Ended ($ amounts in millions) 12/31/2023 9/30/2023 ADJUSTED CET1 RATIO Common equity(1) A $ 12,976 $ 13,056 Adjustments: AOCI gain (loss) on securities(2) (2,064) (3,084) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (451) (403) Adjusted common equity (non-GAAP) B $ 10,461 $ 9,569 Total risk-weighted assets(1) C $ 126,826 $ 126,900 CET1 ratio(1)(3) A/C 10.2% 10.3 % Adjusted CET1 ratio (non-GAAP)(1)(3) B/C 8.2% 7.6 % Non-GAAP Reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

76 Non-GAAP reconciliation Non-interest income Year Ended ($ amounts in millions) 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 2011 Non-interest income (GAAP) $ 2,256 $ 2,429 $ 2,524 $ 2,393 $ 2,116 $ 2,019 $ 1,962 $ 2,011 $ 1,937 $ 1,785 $ 2,096 $ 2,201 $ 2,226 Security (gains) losses, net 5 1 (3) (4) 28 (1) (19) (6) (29) (27) (26) (48) (112) Bank Owned Life Insurance - Adusted Items — — (18) (25) — — — — — — — — — Leverage Lease Terminations Inc (2) (1) (2) (2) (1) (8) (1) (8) (8) (10) (39) (14) (8) Loss on sale of mortgage loans — — — — — — — — — — — — 3 Gain on sale of other assets — — — — — — — — — — (24) — — Gain on sale of affordable housing residential mortgage loans — — — — (8) — (5) (5) — — — — — Gains on equity investment — — (3) (50) — — — — — — — — — Insurance proceeds — (50) — — — — — (50) (91) — — — — Adjusted non-interest income (non- GAAP) $ 2,259 $ 2,379 $ 2,498 $ 2,312 $ 2,135 $ 2,010 $ 1,937 $ 1,942 $ 1,809 $ 1,748 $ 2,007 $ 2,139 $ 2,109

Non-GAAP reconciliation

Tangible Common Ratios

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions, except per share data)		As of and for Quarter Ended			
		12/31/2023	9/30/2023	6/30/2023	3/31/2023
TANGIBLE COMMON RATIOS					
Shareholders' equity (GAAP)	A	$ 17,429	$ 16,100	$ 16,639	$ 16,883
Less:					
Preferred stock (GAAP)		1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,938	5,949	5,959	5,971
Deferred tax liability related to intangibles (GAAP)		(112)	(108)	(106)	(104)
Tangible common shareholders' equity (non-GAAP)	B	$ 9,944	$ 8,600	$ 9,127	$ 9,357
Less: AOCI, after-tax (GAAP)		(2,812)	(4,236)	(3,440)	(2,844)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$ 12,756	$ 12,836	$ 12,567	$ 12,201
Total assets (GAAP)	D	$ 152,194	$ 153,624	$ 155,656	$ 154,135
Less:					
Intangible assets (GAAP)		5,938	5,949	5,959	5,971
Deferred tax liability related to intangibles (GAAP)		(112)	(108)	(106)	(104)
Tangible assets (non-GAAP)	E	$ 146,368	$ 147,783	$ 149,803	$ 148,268
Less: AOCI, pre-tax (GAAP)		$ (3,773)	$ (5,681)	$ (4,613)	$ (3,812)
Tangible assets excluding AOCI (non-GAAP)	F	$ 150,141	$ 153,464	$ 154,416	$ 152,080
Shares outstanding—end of quarter	G	$ 924	$ 939	$ 939	935
Total equity to total assets (GAAP)	A/D	11.45 %	10.48 %	10.69 %	10.95 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	B/E	6.79 %	5.82 %	6.09 %	6.31 %
Tangible common book value per share (non-GAAP)	B/G	$ 10.77	$ 9.16	$ 9.72	$ 10.01
Tangible common shareholders' equity to tangible assests (non-GAAP), ex. AOCI	C/F	8.50 %	8.36 %	8.14 %	8.02 %

REGIONS 77

78 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Changing interest rates could negatively impact the value of our portfolio of investment securities. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • The effects of social media on market perceptions of us and banks generally. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. Forward-Looking Statements

79 • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. Forward-Looking Statements (continued)

80 • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

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